UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

September 4, 2026 (September 1, 2026)

Date of report (date of earliest event reported)

Nordicus Partners Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	Commission File No. 001-11737	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 South Beverly Drive, Suite 505, Beverly Hills, CA 90212

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2026, (the Board of Directors (the “Board”) of Nordicus Partners Corporation (the “Company”) appointed Elizabeth Addonizio to the Board to fill the vacancy left by the recent resignation of Andrew Ritter.

Elizabeth Addonizio is a finance professional with 25 years of business and leadership experience in venture and private equity investing and investment banking. She has spent the past decade investing with families and entrepreneurs in U.S.-based, sector-agnostic early-stage companies and has also served as a fractional CFO across diverse sectors. Previously, she was a managing director at Cranemere, where she evaluated middle-market private equity investments, served on the Investment Committee, and led diligence, financing, and acquisition activities. Earlier, she worked at Morgan Stanley advising on more than $25 billion in M&A, leveraged finance, and equity transactions. In addition to her work in finance, since 2004, Ms. Addonizio has served as an officer in the U.S. Navy Reserve. Currently, she is the board-selected Commanding Officer of the 30-member Navy Reserve Office of Naval Intelligence (ONI) Kennedy Maritime Analysis Center Unit in St. Louis, MO. During her twenty-plus years in the U.S. Navy, she has led numerous teams in support of U.S. European Command, ONI, Naval Criminal Investigative Service (NCIS), and the Defense Intelligence Agency (DIA). She also served 20 months of active military duty as an analyst on the personal staff of the then Commander of U.S. Central Command, General David Petraeus.

On September 1, 2026, the Company executed a Directors Agreement with Ms. Addonizio. Under the Director’s Agreement, Ms. Addonizio will receive (1) an annual cash retainer of $10,000, payable in two installments per calendar year, in accordance with the Company’s standard compensation plan for Board members and (2) options to purchase 25,000 shares of the Company’s common stock at $4.09 per share. All such options will be fully vested on the date of grant and be issued as Incentive Stock Options under and be subject to the terms and conditions of the Company’s 2024 Stock Incentive Plan.

Item 9.01.	Financial Statements and Exhibits

The following are filed as part of this Form 8-K:

(d) Exhibits

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
10.1	Directors Agreement, dated as of September 1, 2026, between the Company and Elizabeth Addonizio.				X
10.2	Indemnification Agreement, dated as of September 1, 2026, between the Company and Elizabeth Addonizio.				X
99.1	Press Release dated September 2, 2026				X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				X

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 4, 2026	NORDICUS PARTNERS CORPORATION

	By:	/s/ Henrik Rouf
Henrik Rouf
Chief Executive Officer